EX-99.23.i

THOMPSON BRUSSELS  CINCINNATI   CLEVELAND  COLUMBUS   DAYTON  NEW YORK
WASHINGTON, D.C.
HINE

December 30, 2004

Georgetowne Funds
7 Reddy Lane
Loudonville, NY 12211

    RE: GEORGETOWNE FUNDS, FILE NUMBERS 333-103875 AND 811-21322

Mr. Hoffmeister:

       A legal opinion that we prepared was filed with Pre-Effective Amendment No. 2 to the Georgetowne Funds' Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                              Very truly yours,

                                              /s/

                                              THOMPSON HINE LLP





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